                                                                      EXHIBIT 21

                       List of Significant Subsidiaries




                                            Jurisdiction in
                                            which Incorporated
Subsidiary or Affiliate                     or Organized
-----------------------                     ------------------

CHICAGO BRIDGE & IRON COMPANY               Delaware
 CBI NA-CON, INC.                           Texas
 CBI SERVICES, INC.                         Delaware
 CHICAGO BRIDGE & IRON COMPANY[1]           Illinois
   ARABIAN CBI TANK MANUFACTURING CO. LTD.  Saudi Arabia
   CBI COMPANY LTD.                         Delaware
    CONSTRUCTORA CBI LTD.                   Chile
   CBI CARIBE LIMITED                       Delaware
   CBI CONSTRUCTORS PTY. LTD.               Australia
    CBI CONSTRUCTORS PTY. LTD. (PNG)        New Guinea
   CBI CONSTRUCTORS S.A. (PTY.) LTD.        South Africa
   CBI EASTERN ANSTALT                      Liechtenstein
    OASIS SUPPLY COMPANY ANSTALT            Liechtenstein
   CBI HOLDINGS U.K. LIMITED                United Kingdom
    CBI CONSTRUCTORS LIMITED                United Kingdom
   CBI (MALAYSIA) SDN. BHD.                 Malaysia
   CBI OVERSEAS, INC.                       Delaware
   CBI (PHILIPPINES) INC.                   Philippines
   CBI VENEZOLANA, S.A.                     Venezuela
   CBI SINO THAI, LTD.                      Thailand
   CBI CONSTRUCCIONES S.A.                  Argentina
   HORTON CBI, LIMITED                      Canada
     HORTON SERVICES, INC.                  Canada
P.T. CBI INDONESIA                          Indonesia
CHICAGO BRIDGE & IRON COMPANY (DELAWARE)    Delaware


(1) In addition, Chicago Bridge & Iron Company has multiple other consolidated subsidaries providing similar contract ing services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.